UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2014

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2014, we entered into a privately-negotiated capped call confirmation, or the second capped call confirmation, with Barclays Bank PLC, or the hedge counterparty. We entered into the second capped call confirmation because we had issued $16.750 million aggregate principal amount of our 4.00% Convertible Senior Notes due 2033, or the 2033 notes, on January 8, 2014 as a result of the exercise of the overallotment option, or the option, to purchase additional 2033 notes pursuant to the underwriting agreement referenced below.

As we previously reported, on December 4, 2013, we entered into an underwriting agreement, or the underwriting agreement, between ourselves and Barclays Capital Inc., or Barclays Capital, as representative of the underwriters named in the underwriting agreement, or the underwriters. Pursuant to the underwriting agreement, we had sold to the underwriters $125.0 million aggregate principal amount of 2033 notes on December 10, 2013 and an additional $16.750 million aggregate principal amount of 2033 notes on January 8, 2014 as a result of the underwriters’ exercise of the option, resulting in our issuance of $141.750 million aggregate principal amount of 2033 notes in the offering contemplated by the underwriting agreement. As previously reported, in connection with the pricing of the 2033 notes, on December 4, 2013 we entered into a privately-negotiated capped call confirmation, or the first capped call confirmation and, together with the second capped call confirmation, the capped call confirmations, with the hedge counterparty with respect to the 2033 notes issued on December 10, 2013.

The second capped call confirmation relates to 1,749,576 of our common shares, which is approximately equal to the number of shares initially issuable upon the conversion of the 2033 notes issued in connection with the option exercise. The strike price and the cap price of the second capped call confirmation are identical to those in the first capped call confirmation. The strike price of the second capped call confirmation is initially $9.5738, which approximately corresponds to the initial conversion price of the 2033 notes, and is subject to adjustments. The cap price of the second capped call confirmation is initially $11.914, which represents a premium of approximately 40% over the last reported sale price on December 4, 2013 of $8.51 per share on the New York Stock Exchange of our common shares, and is also subject to adjustments. The final expiration date for the transaction evidenced by the second capped call confirmation is scheduled to occur in October 2018. The second capped call confirmation provides for a period, or the initial hedge period, which we expect to begin on March 5, 2014 and last for a period in the hedge counterparty’s sole discretion, during which the hedge party shall establish its initial hedge positions. The second capped call provides that we will pay a defined, formulaic premium to the hedge counterparty after the initial hedge period.

We generally expect the capped call confirmations to reduce potential dilution to holders of our common shares upon conversion of the 2033 notes. The capped call confirmations are each separate transactions and are not part of the terms of the 2033 notes and will not affect the holders’ rights under the 2033 notes. Holders of the 2033 notes will not have any rights with respect to the capped call confirmations. The foregoing description of the second capped call confirmation is qualified in its entirety by reference to the second capped call confirmation filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

The underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us and our affiliates in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In particular, Barclays Capital was also an underwriter in our public offering of our common shares in January 2014 and affiliates of Barclays Capital are counterparties to our commercial mortgage-backed loan repurchase facility and act as hedge counterparties in connection with the capped call confirmations.

Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the agreements described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions, the future price of our common shares and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks associated with the ability of the hedge counterparty to perform, actions the hedge counterparty may take to modify its hedge position, the effect of the cap price and other risks described in the "Risk Factors" section of our prospectus dated December 4, 2013 filed with the Securities and Exchange Commission on December 6, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and our other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1 Capped Call Confirmation dated February 28, 2014 between RAIT Financial Trust and Barclays Bank PLC. Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

February 28, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Capped Call Confirmation dated February 28, 2014 between RAIT Financial Trust and Barclays Bank PLC. Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed with the Securities and Exchange Commission.